UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2021

BURLINGTON STORES, INC.

(Exact Name of Registrant As Specified In Charter)

Delaware	001-36107	80-0895227
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2006 Route 130 North

Burlington, New Jersey 08016

(Address of Principal Executive Offices, including Zip Code)

(609) 387-7800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 22, 2021, Burlington Coat Factory Warehouse Corporation (the “Company”), an indirect wholly-owned subsidiary of Burlington Stores, Inc., entered into a Third Amendment to Second Amended and Restated Credit Agreement (the “Amendment”), by and among the Company, as lead borrower, the other borrowers party thereto, the facility guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent, which Amendment amends that certain Second Amended and Restated Credit Agreement dated as of September 2, 2011 (as previously amended, restated, supplemented, or otherwise modified prior to the date of the Amendment), by and among the Company, as lead borrower, the other borrowers party thereto, the facility guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent.

The parties entered into the Amendment in order to, among other things, (i) increase the aggregate principal amount of the commitments from $600 million to $650 million, (ii) extend the maturity date of the commitments and loans from June 29, 2023 to December 22, 2026, (iii) reduce the interest rate margins applicable to the Company’s ABL facility, (y) if average daily availability, determined quarterly, is equal to or greater than 40% of the loan cap, from 1.25% to 1.125%, in the case of LIBOR loans and from 0.25% to 0.125% in the case of prime rate loans, and (z) if average daily availability, determined quarterly, is less than 40% of the loan cap, from 1.5% to 1.375%, in the case of LIBOR loans and from 0.50% to 0.375% in the case of prime rate loans, and (iv) give the Company and certain of its subsidiaries additional flexibility to incur debt and liens, dispose of assets, make investments, restricted payments and repayments of other debt, comply with its financial covenants, and otherwise comply with the ABL credit agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to such document, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 with respect to the Amendment is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Third Amendment to Second Amended and Restated Credit Agreement, dated as of December 22, 2021, by and among Burlington Coat Factory Warehouse Corporation, as lead borrower, the other borrowers party thereto, the facility guarantors party thereto, each lender party thereto, and Bank of America, N.A., as administrative agent and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON STORES, INC.

/s/ David Glick
David Glick
Group Senior Vice President, Treasurer and Investor Relations

Date: December 22, 2021